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                                                                   Exhibit 99.4
         Letter to Beneficial Holders Regarding the Offer to Exchange
            Any And All Outstanding 8% Series A Notes Due 2013 And
        Any And All Outstanding 9% Series A Discount Notes Due 2013 And
          Any And All Outstanding 9% Series A Discount Notes Due 2013

                                      of

                                DEX MEDIA, INC.
               Pursuant to the Prospectus dated __________, 2004

                        --------------------------------
                            THE EXCHANGE OFFER
                         AND WITHDRAWAL RIGHTS
                         WILL EXPIRE AT 12:00
                         MIDNIGHT, NEW YORK CITY
                         TIME, ON __________,
                         2004, UNLESS EXTENDED
                         (THE "EXPIRATION DATE").
                        --------------------------------

                                                               __________, 2004

To Our Clients:

   Enclosed for your consideration is a prospectus, dated __________, 2004, of Dex Media, Inc., a Delaware corporation (the "Issuer"), and a letter of transmittal, that together constitute the Issuer's offer to exchange $1,000 principal amount of its 8% Series B Notes due 2013 (the "November Exchange Notes"), $1,000 principal amount at maturity of its 9% Series B Discount Notes due 2013 (the "November Discount Exchange Notes,") and $1,000 principal amount at maturity of its 9% Series B Discount Notes due 2013 (the "February Discount Exchange Notes" and, together with the November Exchange Notes and the November Discount Exchange Notes, the "Exchange Notes"), all of which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding 8% Series A Notes due 2013 (the "Outstanding November Notes"), of which $500,000,000 aggregate principal amount is outstanding, and for each $1,000 principal amount at maturity of its outstanding 9% Series A Discount due 2013 (the "Outstanding November Discount Notes"), of which $389,000,000 aggregate principal amount at maturity is outstanding and for each $1,000 principal amount at maturity of its outstanding 9% Series A Discount Notes due 2013 (the "Outstanding February Discount Notes" and, together with the Outstanding November Notes and the Outstanding November Discount Notes, the "Outstanding Notes"), of which $361,000,000 aggregate principal amount at maturity is outstanding, respectively.

   The materials relating to the exchange offer are being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, we urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or any other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the exchange offer.

   Accordingly, we request instructions as to whether you wish us to tender any or all such Outstanding Notes held by us for your account or benefit pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. We urge you to read carefully the prospectus and the letter of transmittal and other material provided herewith before instructing us to tender your Outstanding Notes. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the exchange offer.

   Your attention is directed to the following:

   1. The exchange offer will expire at 12:00 midnight, New York City time, on __________, 2004, unless extended (the "Expiration Date"). Tendered Outstanding Notes may be withdrawn, subject to the procedures described in the prospectus, at any time prior to 12:00 midnight New York City time, on the Expiration Date.

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   2.   The Outstanding Notes will be exchanged for the Exchange Notes at the rate of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes validly tendered and not validly withdrawn prior to the expiration date. The November Exchange Notes will bear interest from the most recent interest payment date to which interest has been paid on the Outstanding November Notes or, if no interest has been paid, from November 10, 2003. Principal will accrue on the November Discount Exchange Notes from the most recent accrual date to which value has accrued on the Outstanding November Discount Notes or, if no principal amount had accrued, from November 10, 2003. Principal will accrue on the February Discount Exchange Notes from the most recent accrual date to which value has accrued on the Outstanding February Discount Notes or, if no principal amount had accrued, from February 11, 2004. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and will not bear any legend restricting their transfer and holders of the Exchange Notes will not be entitled to certain registration rights.

   3. Notwithstanding any other term of the exchange offer, the Issuer may terminate or amend the exchange offer as provided in the prospectus and will not be required to accept for exchange, or exchange any Exchange Notes for, any Outstanding Notes not accepted for exchange prior to such termination.

   4. Any transfer taxes applicable to the exchange of the Outstanding Notes pursuant to the exchange offer will be paid by the Issuer, except as otherwise provided in the prospectus and in Instruction 8 of the letter of transmittal.

   5. Based on an interpretation of the Securities Act by the Staff of the Securities and Exchange Commission, the Issuer believes that Exchange Notes issued pursuant to the exchange offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder:

      (a)   is acquiring Exchange Notes in its ordinary course of business;

      (b) is not engaging in and does not intend to engage in a distribution of the Exchange Notes;

      (c) is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes;

      (d) is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; and

      (e) the holder is not acting on behalf of any person who could not truthfully make these statements.

   To participate in the exchange offer, holders must represent to the Issuer that each of these statements is true. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

   If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing and returning to us the form entitled "Instruction to Registered Holders and DTC Participants From Beneficial Owner" that appears below. An envelope to return your instructions is enclosed. If you authorize a tender of your Outstanding Notes, the entire principal amount of Outstanding Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

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                     Instruction to Registered Holders and
                               DTC Participants
                           From Beneficial Owner of
                       8% Series A Notes Due 2013 and/or
                  9% Series A Discount Notes Due 2013 and/or
                      9% Series A Discount Notes Due 2013

                                      of

                                DEX MEDIA, INC.

   The undersigned hereby acknowledges receipt of the prospectus, dated __________, 2004, of Dex Media, Inc., a Delaware corporation (the "Issuer"), and the letter of transmittal, that together constitute the Issuer's offer to exchange $1,000 principal amount of its 8% Series B Notes due 2013 (the "November Exchange Notes"), $1,000 principal amount at maturity of its 9% Series B Discount Notes due 2013 (the "November Discount Exchange Notes,") and $1,000 principal amount at maturity of its 9% Series B Discount Notes due 2013 (the "February Discount Exchange Notes" and, together with the November Exchange Notes and the November Discount Exchange Notes, the "Exchange Notes"), all of which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding 8% Series A Notes due 2013 (the "Outstanding November Notes"), of which $500,000,000 aggregate principal amount is outstanding, and for each $1,000 principal amount at maturity of its outstanding 9% Series A Discount due 2013 (the "Outstanding November Discount Notes"), of which $389,000,000 aggregate principal amount at maturity is outstanding and for each $1,000 principal amount at maturity of its outstanding 9% Series A Discount Notes due 2013 (the "Outstanding February Discount Notes" and, together with the Outstanding November Notes and the Outstanding November Discount Notes, the "Outstanding Notes"), of which $361,000,000 aggregate principal amount at maturity is outstanding, respectively.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

   The aggregate face amount of the Outstanding November Notes held by you for the account of the undersigned is (fill in amount):

   $______________ of 8% Series A Notes due 2013.

   With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

    [_]To TENDER ALL of the Outstanding November Notes held by you for the account of the undersigned.

    [_]To TENDER the following Outstanding November Notes held by you for the account of the undersigned (insert principal amount of Outstanding November Notes to be tendered, if any):

      $______________ of 8% Series A Notes due 2013.

    [_]NOT to TENDER any Outstanding November Notes held by you for the account of the undersigned.

   The aggregate face amount of the Outstanding November Discount Notes held by you for the account of the undersigned is (fill in amount):

   $______________ of 9% Series A Discount Notes due 2013.

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   With respect to the exchange offer, the undersigned hereby instructs you
(check appropriate box):

    [_]To TENDER ALL of the Outstanding November Discount Notes held by you for the account of the undersigned.

    [_]To TENDER the following Outstanding November Discount Notes held by you for the account of the undersigned (insert principal amount at maturity of Outstanding November Discount Notes to be tendered, if any):

      $______________ of 9% Series A Discount Notes due 2013.

    [_]NOT to TENDER any Outstanding November Discount Notes held by you for the account of the undersigned.

   The aggregate face amount of the Outstanding February Discount Notes held by you for the account of the undersigned is (fill in amount):

   $______________ of 9% Series A Discount Notes due 2013.

   With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

    [_]To TENDER ALL of the Outstanding February Discount Notes held by you for the account of the undersigned.

    [_]To TENDER the following Outstanding February Discount Notes held by you for the account of the undersigned (insert principal amount at maturity of Outstanding February Discount Notes to be tendered, if any):

      $______________ of 9% Series A Discount Notes due 2013.

    [_]NOT to TENDER any Outstanding February Discount Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized:

   . to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

      . the Exchange Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned;

      . the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Notes;

      . the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes;

      . the undersigned is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act of 1933, as amended;

      . if the undersigned is a resident of the State of California, if falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

      . if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

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      .   the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of disturbing the Exchange Notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the "SEC") set forth in certain no-action letters;

      . the undersigned and each beneficial owner understands that a secondary resale transaction described in the previous bullet point and any resales of Exchange Notes or interests therein obtained by such holder in exchange for Outstanding Notes or interests therein originally acquired by such holder directly from the Issuers should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC;

      . if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

      . the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations;

   . to agree, on behalf of the undersigned, as set forth in the letter of transmittal; and

   . to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of Outstanding Notes.

   The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Outstanding Notes held for the undersigned's account will be tendered unless otherwise specified above.

   The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, the Issuer will acquire good, marketable and unencumbered title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

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                                   SIGN HERE

Name of beneficial owner(s) (please print): ____________________________________

Signature(s): __________________________________________________________________

Address: _______________________________________________________________________

Telephone Number. ______________________________________________________________

Taxpayer Identification Number or Social Security Number: ______________________

Date: __________________________________________________________________________

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